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                                 EXHIBIT 10(20)

          AZZ INCORPORATED 2003 MANAGEMENT INCENTIVE BONUS PLAN
          -----------------------------------------------------

          The Company has adopted its 2003 Management Incentive Compensation Plan (the "Plan") to encourage its key managers to contribute their best efforts and management skills in an effort to help the Company achieve its budgeted financial goals for the current fiscal year. Each participant in the Plan is assigned one or more objective goals taken from the Company's budget for the current year. The Company's success in reaching these goals determines the size of the cash incentive bonus received by each participant. Approximately 17 key managers are participating in the Plan.

          Each participant in the Plan has a target cash bonus of 15% to 30% of his best base pay for the fiscal year (the "Target Bonus"). That Target Bonus is earned if the participant's weighted average performance is approximately 90.9%, meaning that on the average the participant met 90.9% of the targets in his performance areas. Some portion of the Target Bonus is earned by a participant when his weighted average performance is at least 50%. If a participant's average performance score is between 50% and 84%, his bonus is equal to that percent of his Target Bonus. From 85% to 125% weighted average performance, the participant receives a percent of his Target Bonus which exceeds his weighted average performance since a "kicker" is applied, the magnitude of which kicker increases with improvement in weighted average performance. The maximum bonus attainable is 225% of the Target Bonus which results in a bonus equal to 33.75% to 67.5% of base pay (i.e. 225% of 15% to 30% of base pay).

          The "kicker" which is applied when weighted average of performance is 50% to 125% is as follows:

       Weighted                                     Percent of
     Performance               Kicker           Target Bonus Earned
     -----------               ------           -------------------

      50% - 69%                 n/k*                  50% - 69%

      70% - 84%                 n/k*                  70% - 84%

      85% - 89%                   5%               89.25% - 93.45%

      90% - 94%                  10%                  99% - 103.4%

      95% - 99%                  20%                 114% - 118.8%

     100% - 104%                 30%                 130% - 135.2%

     105% - 109%                 40%                 147% - 152.6%

     110% - 114%                 50%                 165% - 171%

     115% - 119%                 60%                 184% - 190.4%

     120% - 125%                 80%                 216% - 225%

    *No kicker